UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
APOLLO GROUP, INC.
(Exact name of registrant as specified in charter)

Arizona	86-0419443

(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)
4615 E. Elwood Street, Phoenix, AZ 85040
(Address of principal executive offices) (Zip Code)
APOLLO GROUP, INC.
AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
(Full title of the plan)

Joseph L. D’Amico
Executive Vice President, Chief Financial Officer and Treasurer
Apollo Group, Inc.
4615 E. Elwood Street
Phoenix, AZ 85040
(Name and address of agent for service)
(480) 966-5394
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting ☐
company

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered	share	price	registration fee
Amended and Restated 2000 Stock Incentive Plan, Class A Common Stock, no par value (1)	5,000,000 shares (2)	$56.26 (3), (4)	$281,300,000 (3)	$11,055.09

(1)	The securities to be registered include options to acquire Class A Common Stock.

(2)	This Registration Statement shall also cover any additional shares of Class A Common Stock which become issuable under the Apollo Group, Inc. Amended and Restated 2000 Stock Incentive Plan (the “2000 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A Common Stock.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices as reported on the Nasdaq Global Select Market on March 20, 2008, for shares of the Registrant’s Class A Common Stock.

(4)	The actual offering price will be determined in accordance with the terms of the 2000 Plan. However, with respect to an incentive stock option, in no event shall such price be less than 100% of the fair market value of the Registrant’s Class A Common Stock on the date on which the option is granted.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 (this “Registration Statement”) registers additional securities of the same class as other securities for which effective registration statements on Form S-8, relating to the Apollo Group, Inc. Amended and Restated 2000 Stock Incentive Plan (the “2000 Plan”), have been filed. This Registration Statement covers 5,000,000 shares of Class A Common Stock, no par value, which together with the 19,079,228 shares already registered, constitute 24,079,228 shares of Class A Common Stock registered for issuance under the 2000 Plan.
     This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 5,000,000 shares of Class A Common Stock subject to issuance under the 2000 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on September 28, 2000 (No. 333-46834) and June 28, 2007 (No. 333-144129), are hereby incorporated by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Apollo Group, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended August 31, 2007 filed with the Commission on October 29, 2007;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 2007 and February 29, 2008, filed with the Commission on January 8, 2008 and March 27, 2008, respectively;
(c)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(d)	The description of the Registrant’s Class A Common Stock contained in the Registrant’s prospectus filed with the Commission on September 28, 2000 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, in connection with its Registration Statement No. 333-33370, as amended by the Registrant’s Current Report on Form 8-K filed with the Commission on March 27, 2008, including any amendments or reports the Registrant files for purposes of updating that description.
     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K under the 1934 Act shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
     See the Exhibit Index which is incorporated herein by reference.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 27, 2008.

APOLLO GROUP, INC. (Registrant)
By:	/s/ Joseph L. D’Amico
Joseph L. D’Amico
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian E. Mueller, President, and Joseph L. D’Amico, Executive Vice President, Chief Financial Officer and Treasurer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Title	Date

/s/John G. Sperling John G. Sperling	Founder, Acting Executive Chairman of the Board and Director	March 27, 2008

S-1

/s/ Brian E. Mueller Brian E. Mueller	President and Director (Principal Executive Officer)	March 27, 2008

/s/ Joseph L. D’Amico Joseph L. D’Amico	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	March 27, 2008

/s/ Brian L. Swartz Brian L. Swartz	Senior Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	March 27, 2008

/s/ Peter V. Sperling	Senior Vice President, Secretary and Director	March 27, 2008
Peter V. Sperling

/s/ Gregory W. Cappelli Gregory W. Cappelli	Executive Vice President of Global Strategy, Assistant to Executive Chairman and Director	March 27, 2008

/s/ Dino J. DeConcini	Director	March 27, 2008
Dino J. DeConcini

/s/ K. Sue Redman	Director	March 27, 2008
K. Sue Redman

/s/ James R. Reis	Director	March 27, 2008
James R. Reis

/s/ George A. Zimmer	Director	March 27, 2008
George A. Zimmer

/s/ Roy A. Herberger, Jr.	Director	March 27, 2008
Roy A. Herberger, Jr., Ph.D.

/s/ Ann Kirschner	Director	March 27, 2008
Ann Kirschner, Ph.D.

S-2

APOLLO GROUP, INC.
EXHIBIT INDEX
TO
FORM S-8 REGISTRATION STATEMENT

Exhibit		Incorporated Herein
Number	Description	by Reference To	Filed Herewith

5.1	Opinion of Quarles & Brady LLP		X

23.1	Consent of Deloitte & Touche LLP		X

23.2	Consent of Quarles & Brady LLP		Included in Exhibit 5.1 of this Registration Statement

24.1	Powers of Attorney		See signature page S-1 of this Registration Statement

E-1